SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2007

CAPITAL LEASE FUNDING, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1065 Avenue of the Americas, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report.)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: On April 19, 2007, Capital Lease Funding, Inc. (the “Company”) filed a Form 8-K with the Securities and Exchange Commission (the “SEC”) reporting the closing of the acquisition of a portfolio of 18 real estate assets net leased to five different tenants (the “EntreCap Portfolio”) for an aggregate purchase price of $364.4 million. The Company is filing this Form 8-K/A to amend the above Form 8-K filings to add historical and pro forma financial information.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Each of the properties in the EntreCap Portfolio is leased to a single tenant on a long-term basis under a net lease that transfers all of the properties’ non-financial operating and holdings costs to the tenant. Set forth below is summary financial data for our largest credit exposures within the EntreCap Portfolio, Nestlé Holdings, Inc. and The Kroger Co.

The following summary financial data for Nestlé Holdings, Inc. and The Kroger Co. is taken from their most recent audited financial statements. We make no representation as to the accuracy or completeness of the financial information provided but have no reason not to believe the accuracy or completeness of the financial information. It should be noted that neither Nestlé Holdings, Inc. nor The Kroger Co. has any duty, contractual or otherwise, to advise us of any events which might have occurred subsequent to the date of such information which could affect the significance or accuracy of such information.

Nestlé Holdings, Inc.

	For the Fiscal Year Ended
	12/31/2005	12/31/2004
	(audited) (in millions)
Consolidated Statements of Operations
Net sales	$15,172	$14,249
Income from continuing operations before income taxes	$808	$54
Net income (loss)	$478	$(214)

	As of the Fiscal Year Ended
	12/31/2005	12/31/2004
	(audited) (in millions)
Consolidated Balance Sheets
Total assets	$21,672	$21,254
Non-current financial liabilities	$7,382	$8,548
Stockholder’s equity	$1,123	$602

Nestlé Holdings, Inc. is a wholly-owned subsidiary of Nestlé S.A. Nestlé Holdings, Inc. is not subject to the information filing requirements of the Securities Exchange Act of 1934, as amended, and therefore is not obligated to file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to its business, financial condition and other matters.

Nestlé Holdings, Inc. has a published issuer credit rating from Standard & Poor’s Corporation of AAA.

The Kroger Co.

	For the Fiscal Year Ended
	2/3/2007	1/28/2006	1/29/2005
	(audited) (in millions)
Consolidated Statements of Operations
Sales	$66,111	$60,553	$56,434
Earnings before income tax expense	$1,748	$1,525	$286
Net earnings (loss)	$1,115	$958	$(104)

	As of the Fiscal Year Ended
	2/3/2007	1/28/2006
	(audited) (in millions)
Consolidated Balance Sheets
Total assets	$21,215	$20,482
Long-term debt	$6,154	$6,678
Shareowners’ equity	$4,923	$4,390

The Kroger Co. currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding The Kroger Co. is taken from its previously filed public reports. For more detailed information regarding The Kroger Co., please refer to its financial statements, which are publicly available with the SEC at http://www.sec.gov.

The Kroger Co. has a published issuer credit rating from Standard & Poor’s Corporation of BBB-.

(b) Pro forma financial information.

The unaudited pro forma financial statements set forth:

•	the Pro Forma Condensed Consolidated Balance Sheet (unaudited) as of December 31, 2006;

•	the Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the year ended December 31, 2006; and

•	the notes to Pro Forma Condensed Consolidated Financial Statements (unaudited).

The unaudited pro forma condensed consolidated balance sheet of the Company as of December 31, 2006 assumes the Company’s acquisition of the EntreCap Portfolio was consummated on December 31, 2006. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 assume the Company’s acquisition of the EntreCap Portfolio occurred on January 1, 2006. The pro forma condensed consolidated financial statements do not purport to represent what our financial position or results of operations would have been if the acquisitions had been consummated as of the dates indicated, nor do they purport to project our financial position or results of operations at any future date or for any future period. These pro forma condensed consolidated financial statements should be read in conjunction with our 2006 historical financial statements as included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The pro forma financial statements are based upon assumptions contained in the notes thereto and should be read in conjunction with such notes.

Capital Lease Funding, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
12/31/2006 (Unaudited)
(Amounts in thousands, except share and per share amounts)

	Capital Lease Funding, Inc. Historical	Pro forma adjustments		Capital Lease Funding, Inc. Pro Forma
Assets
Real estate investments, net	$1,115,001	$364,400	(a)	$1,479,401
Mortgage and other real estate loans held for investment	273,170	–		273,170
Securities available for sale	183,066	–		183,066
Cash and cash equivalents	4,425	(2,000)	(b)	2,425
Asset held for sale	2,942	–		2,942
Structuring fees receivable	3,253	–		3,253
Other assets	62,443	10,190	(c)	72,633
Total Assets	$1,644,300	$372,590		$2,016,890
Liabilities and Stockholders' Equity
Accounts payable, accrued expenses and other liabilities	$17,132	$–		$17,132
Bridge Facility	–	210,273	(b)	210,273
Repurchase agreement and other short-term financing obligations	195,485	3,000	(b)	198,485
Mortgages on real estate investments	794,773	159,317	(b)	954,090
Collateralized debt obligations	268,190	–		268,190
Other long-term debt	30,930	–		30,930
Intangible liabilities on real estate investments	19,693	–		19,693
Dividends payable	7,582	–		7,582
Total liabilities	1,333,785	372,590		1,706,375
Minority interest	2,859	–		2,859
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, Series A cumulative redeemable preferred, liquidation preference $25.00 per share, 1,400,000 shares issued and outstanding	33,657	–		33,657
Common stock, $0.01 par value, 500,000,000 shares authorized, 34,091,829 and 27,868,480 shares issued and outstanding, respectively	341	–		341
Additional paid in capital	277,918	–		277,918
Accumulated other comprehensive loss	(4,260)	–		(4,260)
Total Stockholders' Equity	307,656	–		307,656
Total Liabilities and Stockholders' Equity	$1,644,300	$372,590		$2,016,890

Capital Lease Funding, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Income Statement
Year Ended December 31, 2006 (Unaudited)
(Amounts in thousands, except per share amounts)

	Capital Lease Funding, Inc. Historical	Pro forma adjustments		Capital Lease Funding, Inc. Pro Forma
Revenues:
Rental revenue	$78,656	$40,540	(d)	$119,196
Interest income from mortgage and other real estate loans and securities	32,470	–		32,470
Property expense recoveries	8,828	–		8,828
Gains on sale of mortgage loans and securities	2,923	–		2,923
Other revenue	1,903	–		1,903
Total revenues	124,780	40,540		165,320
Expenses:
Interest expense	63,212	25,705	(b)	88,917
Interest expense- Bridge facility fees	–	2,632	(e)	2,632
Property expenses	15,891	–		15,891
(Gain) loss on derivatives	(413)	–		(413)
Loss on securities	907	–		907
General and administrative expenses	9,772	–		9,772
General and administrative expenses-stock based compensation	2,621	–		2,621
Depreciation and amortization expense on real property	25,451	9,110	(f)	34,561
Loan processing expenses	268	–		268
Total expenses	117,709	37,447		155,156
Income before minority interest and taxes	7,071	3,093		10,164
Minority interest in consolidated entities	(17)	–		(17)
Income from continuing operations	7,054	3,093		10,147
Income from discontinued operations	195	–		195
Net income	7,249	3,093		10,342
Dividends allocable to preferred shares	(2,844)	–		(2,844)
Net income allocable to common stockholders	$4,405	$3,093		$7,498

Earnings per share:
Net income per common share, basic and diluted	$0.14			$0.23
Weighted average number of common shares outstanding, basic	31,939			31,939
Weighted average number of common shares outstanding, diluted	31,941			31,941
Dividends declared per common share	$0.80			$0.80
Dividends declared per preferred share	$2.03125			$2.03125

Capital Lease Funding, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

1.	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements are presented to reflect the acquisition by the Company of the EntreCap Portfolio.

The accompanying unaudited pro forma condensed consolidated balance sheet presents the historical financial information of the Company as of December 31, 2006 as adjusted for the acquisition of the EntreCap Portfolio as if the transaction had occurred on December 31, 2006.

The accompanying unaudited pro forma condensed consolidated income statement for the year ended December 31, 2006 combines the historical operations of the Company with the expected operations of the EntreCap Portfolio as if the transaction had occurred on January 1, 2006.

2.	Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following significant pro forma adjustments:

(a)
Adjustment to reflect the Company’s purchase of the EntreCap Portfolio, for a purchase price of $364.4 million. The Company has allocated the purchase price to buildings and improvements in the accompanying pro forma consolidated balance sheet. The Company is in the process of determining if any intangible assets were acquired which may result in future adjustments to the allocation of the purchase price. See Note 2(d). The Company’s final purchase price allocation will also include defeasance costs related to the prepayment of assumed debt and transaction costs related to the portfolio acquisition.

(b)
Adjustment to reflect mortgage debt assumed and short-term borrowings incurred in connection with the Company’s acquisition of the EntreCap Portfolio. Upon closing of the acquisition, the Company assumed an aggregate of $159.3 million of mortgage debt and borrowed an aggregate of $210.3 million pursuant to a short-term credit agreement with Wachovia Bank, N.A. (the “Bridge Facility”). The Bridge Facility has a 90 day term, subject to the Company’s right to extend the term for an additional 45 days upon satisfaction of certain conditions.

For purposes of the pro forma Income Statement, the Company has assumed that the Bridge Facility will be repaid in full on the initial 90-day maturity date. The Company has used an interest rate of 7.82% on the Bridge Facility borrowings during the 90-day period such borrowings are outstanding, which is the Company’s current borrowing rate under the Bridge Facility.

The Company intends to refinance substantially all of the mortgage debt it assumed on the EntreCap Portfolio within a few months of the acquisition date. Therefore, for purposes of the pro forma Income Statement, the Company has also assumed that it will borrow an aggregate on $209.6 million in connection with refinancing the debt it assumed, and it will leave in place an aggregate of $31.2 million of assumed mortgage debt. The Company has used an interest rate of 5.77% on the $209.6 million of new debt, which is the Company’s best current estimate of its borrowing cost on long-term mortgage debt. The Company has used its actual interest rate on the assumed debt that will remain in place, or $18.4 million at 9.8%, and $12.8 million at 10.76%.

For purposes of the pro forma Income Statement, the Company has also assumed that it will finance the balance of the purchase price for the EntreCap Portfolio upon repayment of the Bridge Facility, with short-term borrowings of $139.9 million. The Company has used an interest rate of 6.27% on these borrowings, which is the Company’s current estimate of its borrowing cost on short-term secured debt.

In the event of a 1/8 percent change in the Company’s interest rate on all variable rate debt, total interest expense for the year would increase or decrease approximately $197,000.

(c)
Adjustment to reflect other amounts paid in connection with the acquisition of the EntreCap Portfolio and the closing of the related Bridge Facility. The amounts include $4.9 million of transaction related expenses, $4.3 million of interest reserve funded on the Bridge Facility, and $1.0 million of debt defeasance costs. The Company expects a portion of the transaction expenses to be reclassified to “Real estate investments, net” on its Balance Sheet, when the Company’s purchase price allocation is finalized.

(d)
Adjustment required for the estimated rental revenues for the EntreCap Portfolio. Rental income is recognized on a straight-line basis. The Company intends to account for the acquisition in accordance with Statements of Financial Accounting Standards No. 141, “Business Combinations,” and No. 142, “Goodwill and Other Intangibles,” and is currently in the process of analyzing the fair value of the acquired property’s in-place leases. No value has yet been assigned to the leases and, therefore, the purchase price allocation is preliminary and subject to change.

(e)	Adjustment for $2.6 million of fees paid to Wachovia Bank, N.A. pursuant to the Bridge Facility.

(f)
Adjustment required to reflect depreciation on the EntreCap Portfolio, based on the total allocated cost of the acquisition to depreciable assets. For GAAP purposes, the Company depreciates the properties using the straight-line method with an estimated useful life of 40 years. As discussed in Notes 2(a) and 2(d), the Company has not finalized the allocation of the purchase price. Any change to the allocation may result in changes to depreciation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL LEASE FUNDING, INC.

By:	/s/ Shawn P. Seale
Shawn P. Seale Senior Vice President, Chief Financial Officer and Treasurer

DATE: May 10, 2007